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                                                                   EXHIBIT 10.14


                   SECOND AMENDMENT TO OUTSIDE DIRECTORS STOCK
               COMPENSATION PLAN OF CLAYTON WILLIAMS ENERGY, INC.


                      ADOPTED BY THE BOARD OF DIRECTORS OF
                      CLAYTON WILLIAMS ENERGY, INC. AS OF
                                OCTOBER 25, 1996


   1. Sections 5(b)(i) and (ii) of the Outside Directors Stock Compensation Plan of Clayton Williams Energy, Inc. (the "Plan") are hereby modified by deleting the following phrase at the end of each of those sections: "; provided, however, that the minimum price per share which may be used in the foregoing calculation is $2.00 per share, and the maximum price per share which may be used in the foregoing calculation is $12.00 per share."

   2. Section 5(b)(ii) of the Plan is further hereby amended by deleting subsection (A) which currently reads "1,000 (being the dollar value of the fee for attendance at each such meeting)", and replacing said subsection (A) with the following:

       "(A) the dollar value of the fee for attendance at each such meeting, as set from time to time"

   3. Except as expressly modified above, the Plan shall remain unchanged and in full force and effect.